Exhibit e(xii) under Forn N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

Money Market Management - original shares redesignated as Eagle Shares - 9/1/07 Money Market Trust merged into Federated Master Trust- effective 8/5/05

                                   Exhibit K
                                     to the
                             Distributor's Contract

                         MONEY MARKET OBLIGATIONS TRUST

                          ALABAMA MUNICIPAL CASH TRUST
         CALIFORNIA MUNICIPAL CASH TRUST - Institutional Service Shares
        CONNECTICUT MUNICIPAL CASH TRUST - Institutional Service Shares
                         MARYLAND MUNICIPAL CASH TRUST
       MASSACHUSETTS MUNICIPAL CASH TRUST - Institutional Service Shares
         MASSACHUSETTS MUNICIPAL CASH TRUST - Boston 1784 Funds Shares
             MINNESOTA MUNICIPAL CASH TRUST - Institutional Shares
                     MONEY MARKET MANAGEMENT - Eagle Shares
                               MONEY MARKET TRUST
           MUNICIPAL OBLIGATIONS FUND - Institutional Capital Shares
           MUNICIPAL OBLIGATIONS FUND - Institutional Service Shares
               MUNICIPAL OBLIGATIONS FUND - Institutional Shares
             NEW JERSEY MUNICIPAL CASH TRUST - Institutional Shares
                      NORTH CAROLINA MUNICIPAL CASH TRUST
            OHIO MUNICIPAL CASH TRUST - Institutional Service Shares
       PENNSYLVANIA MUNICIPAL CASH TRUST  - Institutional Service Shares
           PRIME CASH OBLIGATIONS FUND - Institutional Capital Shares
          PRIME CASH OBLIGATIONS FUND  - Institutional Service Shares
               PRIME CASH OBLIGATIONS FUND - Institutional Shares
          PRIME VALUE OBLIGATIONS FUND - Institutional Capital Shares
          PRIME VALUE OBLIGATIONS FUND - Institutional Service Shares
              PRIME VALUE OBLIGATIONS FUND - Institutional Shares
           TAX-FREE INSTRUMENTS TRUST - Institutional Service Shares
                 TAX-FREE INSTRUMENTS TRUST - Investment Shares
          VIRGINIA MUNICIPAL CASH TRUST - Institutional Service Shares
              VIRGINIA MUNICIPAL CASH TRUST - Institutional Shares


      In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between the Trust and FSC, Trust executes and delivers this Exhibit on behalf of those Funds and/or Classes listed above, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of November, 1999.

                                     MONEY MARKET OBLIGATIONS TRUST


                                     By:  /s/ Richard B. Fisher
                                     Name:  Richard B. Fisher
                                     Title:  Vice President


                                     FEDERATED SECURITIES CORP.

                                     By:  /s/ David M. Taylor
                                     Name:  David M. Taylor
                                     Title:  Executive Vice President